Exhibit 99.2

IPAA Oil & Gas Investment Symposium April 8, 2008

3 Disclosure This presentation includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, that address activities that Mariner assumes, plans, expects, believes, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. Our forward-looking statements are generally accompanied by words such as "may", "estimate", "believe", "expect", "anticipate", "potential", "plan", or other words that convey the uncertainty of future events or outcomes. Such forward-looking statements, which include our guidance estimates, involve known and unknown risks, uncertainties and other factors that may cause Mariner's actual results or plans to differ materially from those in the forward-looking statements. There can be no assurance that any guidance estimates can or will be achieved. The forward-looking statements made in this presentation are based on the current beliefs of Mariner based on currently available information and assumptions that Mariner believes are reasonable. Mariner does not undertake any obligation to update estimates or other forward-looking statements as conditions change or additional information becomes available. Investors are urged to read the Annual Report on Form 10-K for the year ended December 31, 2007 and other documents filed by Mariner with the Securities and Exchange Commission ("SEC") that contain important information including detailed risk factors. The SEC has generally permitted oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. Mariner uses the terms "probable," "possible" and "non-proved" reserves, reserve "potential" or "upside" or other descriptions of volumes of reserves potentially recoverable through additional drilling or recovery techniques that the SEC's guidelines may prohibit it from including in filings with the SEC. These estimates are by their nature more speculative than estimates of proved reserves and accordingly are subject to substantially greater risk of being actually realized by the company. Unless otherwise stated, all well information in this presentation is presented on a gross or "8/8th's" basis and all production is presented net to Mariner's revenue interest. This presentation does not constitute an offer to sell or a solicitation of an offer to buy any securities of Mariner. About the cover: At left - Viking Drilling Company's Viking No. 3 rig drilling on Mariner's Spraberry acreage. At right - Diamond Offshore's Ocean America on location for Mariner in the deepwater Gulf of Mexico.

5 Mariner's Approach Pursue high-impact deepwater exploration projects that have the potential to create substantial value for our stockholders Focus growth onshore in West Texas and other stable basins providing relatively low-risk, repeatable projects as counterbalance to GOM decline rates Manage shelf operations to provide cash flow to fund onshore expansion and deepwater exploration Adhere to Mariner's core principles INTEGRITY • BALANCE • EFFICIENT GROWTH • OPPORTUNITY

7 Striking the Balance Portfolio Approach Allows Moderate-Risk Profile with Upside

9 * See appendix for calculations and reconciliation of non-GAAP measures operating cash flow and reserve replacement rate. 2007 Financial Results Net production increased 25% to 100 Bcfe Net income up 19% to $143.9 million Operating cash flow increased 27% to $622.6 million* Year-end proved reserves increased 17% to 836 Bcfe 222% reserve replacement from all sources* 68% drilling success ratio in the Gulf of Mexico Expansion continued in West Texas Laid groundwork for a promising 2008: Bass Lite and NW Nansen deepwater projects on line StatoilHydro transaction closed Successful lease sale in October 2007 - additional success in March 2008 30% to 40% production growth target Record Year Operationally and Financially

11 West Texas proved reserves increased 11% of total PUDs decreased to 33% from 43% - further decreased in Q1 Oil/liquids ratio improved 6% to 46% of total proved Shelf Deepwater West Texas Sacramento Basin East 0.39 0.15 0.46 0.16 Well-Balanced Reserve Characteristics Proved: 836 Bcfe Proved Reserves Fully Engineered by Ryder Scott Company Probable: 403 Bcfe Reserve Characteristics Improving Year Over Year Shelf Deepwater West Texas Sacramento Basin East 0.53 0.26 0.21 0.16

13 2004 2005 2006 2007 2008E Proved Reserves 103 80 221 275 355 28 2004 2005 2006 2007 West Texas 115.717 205.5 257.3 388.75 Deepwater 86.66 111.1 130 122.844 Shelf 35.089 21 328.2 324.222 Strong Track Record of Growth MMcfe/d 383 Bcfe 238 338 716 836 52% CAGR 39% CAGR Balanced Proved Average Reserve Expansion Daily Production Rate

15 Efficient Growth Benefiting Stockholders *See appendix for reconciliation of cash flow per share and assumptions related to 2008 illustration. Portfolio Approach Producing Strong Cash Flow Accretion* 2004 2005 2006 2007 2008E Ave Daily Prod 5.73 4.44 6.38 7.23 11.7 1.04 $/share $12.60 * See appendix for calculation and reconciliation non-GAAP measure operating cash flow.

West Texas Expansion

19 2004 2005 2006 2007 Proved Reserves 115 206 257 389 2004 2005 2006 2007 Acreage (net) 14226 31199 31845 64377 Bcfe Successful Three-Year Growth Initiative 50% CAGR 65% CAGR West Texas Proved Reserves West Texas Acreage Net Acres

21 Continued Expansion in West Texas Aggregate purchase price of ~$142 million ($1.31 / Mcfe) Incremental WI ranging from 5% to 60% in ~50,250 gross acres Estimated 110 Bcfe net proved reserves (~50% developed) Interests in 663 gross producing wells Daily net production at closing of ~ 9.1 MMcfe/d Attractive transaction metrics Partially offsets GOM decline rates Increases operational control ~75% oil and liquids Recent West Texas Acquisitions Compelling Operational and Strategic Rationale

23 West Texas Expansion Initiative Current Net Acreage by Trend Spraberry/Dean/Wolfcamp 57,507 Wolfcamp Detrital 19,293 Wolfberry 3,807 Canyon Sand 3,078 Fusselman/Devonian 1,733 Total 85,418 New Ventures Team Actively Pursuing Acreage

25 Spraberry/Dean (Sandstone) Potential ~ 360 MMcfe Fusselman (Limestone) Potential ~ 540 MMcfe Wolfcamp (Shaley Limestone) Potential ~ 720 MMcfe Devonian (Chert Limestone) Potential ~ 450 MMcfe Midland Basin Stacked Pay Strategy Multiple Zones Could Dramatically Increase Reserve Volumes

WolfBerry/Devonian/Fusselman Success

Initial Drilling Results Suggest Stacked Pays on Mariner Acreage

- 4 discoveries during Q1 2008
- 2 wells on line at an aggregate ~1.8 MMcfe/day
- Producing initially from Devonian and Fusselman
- 10-20 potential locations on existing acreage
- Preliminary results suggest excellent economics
  - Drilled and completed for $1.75 million per well
  - Initial production estimated at ~1.8 MMcfe/day per well
  - Total potential resource as much as ~2.1 Bcfe per well
  - 25+ year reserve life
  - 60% gas / 40% oil and liquids
  - IRR of 50% - 100%

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Deepwater Development

31 Mariner Has Operated 15 Subsea Tieback Projects Partnered in 27 Projects Totaling Over 400 Miles of Tieback

Bass Lite: Successfully Developing a Dormant Resource

One for the Gulf of Mexico Record Books


Devil's Tower
8"Flowline
Main Umbilical
Potential Tie in
Well Jumper
Well #2
PLET
In-field Umbilical
UTA
Well #1
EFL/HFL
• First production February 2008
• Producing at ~75 MMcfe/d (gross) through EPS
• Expecting ~125 MMcfe/d (gross) mid year
• Mariner operated @ 42.2% WI

- Second longest subsea gas tieback spanning ~56 miles
- Among 10 deepest projects at 6,750 feet
- Longest tieback utilizing fiber optical umbilical for communication
- First MMS-approved steel catenary riser

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35 Subsea tieback to Nansen Spar Anadarko operated First production February 2008 Currently producing at ~140 MMcfe/d (gross) ME WI: 33% (EB 602) - 50% (EB 558) NW Nansen: On Line, On Time Combines Mariner's LaSalle Discovery & APC Prospects into Prolific Project

Shelf Exploitation

Acquisition of StatoilHydro Shelf Operations

Opportunistic Acquisition of Prime Shelf Portfolio

- Purchase Price: $243 million
- Proved Reserves
  - Estimated 52 Bcfe net proved reserves
  - ~87% gas, ~95% developed
  - 36 gross producing wells (~76% operated)
  - Net daily production of ~53 MMcfe/d at closing
- Exploration and Exploitation Portfolio
  - Estimated 24 Bcfe net probable reserves
  - ~256,000 net acres
  - 11 high-quality exploration prospects
- Midstream Assets:
  - ~31 miles of gas gathering infrastructure (10”-16” pipelines) in West Cameron/High Island Area

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41 Significant Value Identified from Shelf Acquisitions Asset review process ~60% complete 48 exploitation wells identified to date 110 recompletion opportunities identified to date Substantial exploitation activity planned for 2008 West Cameron 110 Vermilion 380 Eugene Island 342 South Marsh Island 149 South Marsh Island 10/11 Over 380 Bcfe of Shelf Exploitation Potential Identified

43 2006 Shelf Acquisition is Adding Value and Cash Flow 2005 2007 Year End Reserves 306 295 Cumulative Production 113 Bcfe 408 Acquired Assets Have Generated Substantial Excess Cash Flow Audited Reserves Fully- Engineered Reserves

Offshore Exploration

47 Recent vintage 3D seismic data across GOM Conventional shelf Deep shelf Deepwater Mariner's Substantial Investment in Technology and Data As of 1/1/2008 Extensive Seismic Position Benefits Exploration and Exploitation

Five-Year Exploration Inventory

Fourth Largest Lease Position in GOM Among Independents

- Over one million net acres under lease
- ~160 prospects translate into 5+ year inventory
- ~6 Tcfe net unrisked potential
- 17 newly leased subsalt/overhang prospects*



Houston
Lafayette
New Orleans
Mariner leasehold
Recent lease sale activity

* Assumes award of all leases from OCS206

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51 Conventional Deepwater Geology Reservoir Quality and Seismic Imaging Set up 50-150 Bcfe Prospects

53 Conventional Amplitude Deepwater Trend Well Defined By Numerous Notable Discoveries

55 Conventional Amplitude Deepwater Trend Mariner Has Contributed Several Significant Discoveries to Trend

57 Conventional Amplitude Deepwater Trend Mariner's Recent Lease Sale Activity in Amplitude Trend

59 SubSalt Overhang Geology Salt Structures Create Traps for 100-300+ Bcfe Prospects

61 SubSalt Overhang Trend Several Substantial Discoveries Already Encountered

63 SubSalt Overhang Trend Mariner's Recent Lease Sale Activity in Overhang Trend

65 SubSalt Expanded Miocene Geology Larger Prospects Offset Risks Attendant to Imaging Under Structures

67 SubSalt Expanded Miocene Trend Several World-Class Discoveries Already Announced

69 SubSalt Expanded Miocene Trend Mariner's Recent Lease Sale Activity in Subsalt Trend

71 Lower Tertiary (Wilcox) Geology Frontier Exploration with Vast Potential

73 Lower Tertiary Trend Several Encounters Already Front-Page News

75 Lower Tertiary Trend Mariner's Recent Lease Sale Activity in Wilcox

77 Mariner's OCS 205 and 206 Lease Sale Deepwater Activity Lease Sale Success Ushers in a New Deepwater Chapter for Mariner

79 Planned 2008 Drilling Schedule ~9 Deepwater: 1-3 Subsalt ~19 Shelf: 1-2 Deep Shelf ~4 PUDs

81 * Estimates of reserve potential are based on numerous assumptions, including, without limitation, assumptions with respect to gross reserves, geologic risks and working and net revenue interests, that Mariner believes are reasonable. These estimates are not estimates of proved, probable and/or possible reserves for any future periods. Reserve potential estimates are based on information, including the number and identity of wells, available as of the date of this Presentation. Actual results may differ. Summation of the P10 and P90 numbers is statistically invalid, therefore the Total Program for those headings is not equal to the sum of the sub headings, Deepwater and Shelf. See also Disclosure at beginning of this Presentation. Category P90 Mean P10 P90 Mean P10 Deepwater 400 530 674 51 113 181 (9 Projects) Shelf 293 351 445 47 86 131 (19 Projects) Total Program 723 881 1,055 122 197 276 2008 GOM Exploration Program Gross Unrisked Potential* (Bcfe) Net Risked Potential* (Bcfe) 2008 Program Testing ~900 Bcfe of Gross Reserve Potential

Financial Overview

85 Replacement Rate/Cost Reflects Efficient Growth 2004 2005 2006 2007 Rolling 3-yr avg RRC 1.77 1.73 3.39 3.52 0 0 $/Mcfe Three-Year Reserve Replacement Cost* 2004 2005 2006 2007 Reserve Replacement Rate 172 280 451 389 RRR Forest Incremental 0 0 % See appendix for calculations of reserve replacement rate and reserve replacement cost. Three-Year Reserve Replacement Rate* Mariner Has Cost Effectively Replaced Production and Increased Reserves

87 (1) See appendix for reconciliation of EBITDA and assumptions relating to 2008 illustration. Includes non-cash stock compensation expense. (2) Operating CAPEX excludes acquisitions and hurricane repairs expected to be covered by insurance. Results From Disciplined CAPEX Committed to "Living Within Our Means" $ Millions

89 Shelf Deepwater West Texas Sacramento Basin East 0.45 0.43 0.12 0.16 Capital Investment Program $150 million deepwater exploration program - ~9 wells including 1-3 subsalt $115 million shelf exploration program - ~19 wells including 1-2 deep shelf $240 million development program - deepwater and shelf $100 million West Texas drilling program - ~100 wells Operating CAPEX Estimated at $757 Million* 2008 Capital Budget Exploration Development Other Capex 0.51 0.45 0.04 By Region By Category Major CAPEX Components * Excludes acquisitions and hurricane-related P&A costs, subject to potential significant expansion based on drilling results and cash flows.

91 Hedged Unhedged 0.53 0.47 Disciplined Risk Management Mariner employs methodical hedging strategy to ensure stable cash flows Program generally tailored to 40-60% of forecast PDP Hedging policy prohibits speculation Hedging Strategy Current 2008 Hedge Positions Weighted Average Positions Costless Collars: 11.76 Bcf @ $7.83 - $14.60 /MMBtu 1,195 MBbls @ $61.66 - $86.80 /Bbl Fixed Price Swaps: 38.65 Bcf @ $8.46 /MMBtu 2,264 MBbls @ $78.99 /Bbl * * Illustrative hedge percentages assume mid-point of 2008 production guidance range.

93 Mariner's Value Proposition Expecting 30% to 40% production growth in 2008 after 25% growth in 2007 Deepwater exploration provides substantial potential upside Expanding high-quality West Texas asset base provides stability and liquidity Large underexploited shelf portfolio provides cash flow from moderate-risk projects INTEGRITY • BALANCE • EFFICIENT GROWTH • OPPORTUNITY

Appendix

Reconciliation of Non-GAAP Measure

EBITDA means earnings before interest, income taxes, depreciation, depletion, amortization and impairments. Mariner believes that EBITDA is a widely-accepted financial indicator that provides additional information about its ability to meet its future requirements for debt service, capital expenditures and working capital, but EBITDA should not be considered in isolation or as a substitute for net income, operating income, net cash provided by operating activities or any other measure of financial performance presented in accordance with generally accepted accounting principles (GAAP) or as a measure of a company's profitability or liquidity. The 2008 illustration of EBITDA is based on previously disclosed production and cost guidance. Pricing assumes actual January-April NYMEX settlements and eight months' NYMEX strip at 04/04/08. Actual results may vary significantly based on operational performance and price realizations.

	2005	2006	2007
		(In thousands)	
EBITDA Reconciliation			
Net income (GAAP)	$ 40,481	$ 121,462	$ 143,934
+ Net interest expense	8,172	39,649	54,665
+ Provision for income taxes	21,294	67,344	77,324
+ Depreciation, depletion and amortization	59,469	292,180	384,321
EBITDA (Non-GAAP)	$ 129,416	$ 520,635	$ 660,244

EBITDA for 2005, 2006 and 2007 includes $25.7MM, $10.2MM and $10.9MM of non-cash stock compensation, respectively.

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99 Operating cash flow ("OCF") is not a financial or operating measure under GAAP. The table below reconciles OCF to related GAAP information. We believe that OCF is a widely-accepted financial indicator that provides additional information about our ability to meet our future requirements for debt service, capital expenditures and working capital, but OCF should not be considered in isolation or as a substitute for net income, operating income, cash flow from operating activities or any other measure of financial performance presented in accordance with GAAP or as a measure of our profitability or liquidity. The 2008 illustration of OCF is based on production and cost guidance. Pricing assumes actual January-April NYMEX settlements and eight months' NYMEX strip at 04/04/08. Actual results may vary significantly based on operational performance and price realizations. Reconciliation of Non-GAAP Measure Years Ended December 31 Years Ended December 31 Years Ended December 31 Years Ended December 31 Years Ended December 31 2007 2006 2005 (In thousands) (In thousands) (In thousands) (In thousands) (In thousands) Cash flow from operating activities (GAAP) $ 536,113 $ 277,191 $ 165,444 Changes in operating assets and liabilities 86,497 213,217 (15,458) Operating cash flow as presented (Non-GAAP) 622,610 490,378 149,986 Weighted average shares outstanding - diluted 86,126 76,811.0 33,766.6 Operating cash flow per fully diluted share $ 7.23 $ 6.38 $ 4.44

Calculation of Reserve Replacement Rate

	Oil (Mbbl)	Natural Gas (MMcf)	Natural Gas Equivalent (MMcfe)	RRR
31-Dec-02	11,018	136,055	202,165	
Revisions of previous estimates	900	(3,076)	2,324	
Extensions, discoveries and other additions	2,795	62,609	79,379	
Purchases of reserves in place	–	–	–	
Sales of reserves in place	(34)	(44,233)	(44,437)	
Production	(1,600)	(23,771)	(33,371)	
31-Dec-03	13,079	127,584	206,060	245%
Revisions of previous estimates	1,249	19,797	27,291	
Extensions, discoveries and other additions	2,225	28,334	41,684	
Purchases of reserves in place	–	–	–	
Sales of reserves in place	–	–	–	
Production	(2,298)	(23,782)	(37,570)	
31-Dec-04	14,255	151,933	237,465	184%
Revisions of previous estimates	835	963	5,971	
Extensions, discoveries and other additions	1,167	22,307	29,309	
Purchases of reserves in place	7,181	50,837	93,923	
Sales of reserves in place	–	–	–	
Production	(1,791)	(18,354)	(29,100)	
31-Dec-05	21,647	207,686	337,568	444%
Revisions of previous estimates	8,685	(58,055)	(5,947)	
Extensions, discoveries and other additions	9,823	93,112	152,050	
Purchases of reserves in place	12,410	244,741	319,201	
Purchase FST Acquisition			298,200	
Purchase less FST Acquisition			21,001	
Sales of reserves in place	(354)	(4,733)	(6,857)	
Production	(4,075)	(56,064)	(80,512)	
31-Dec-06	48,136	426,687	715,503	208%
Revisions of previous estimates	5,707	2,402	36,643	
Extensions, discoveries and other additions	4,671	61,548	89,576	
Purchases of reserves in place	11,763	25,832	96,407	
Sales of reserves in place	(283)	(341)	(2,041)	
Production	(5,431)	(67,689)	(100,273)	
31-Dec-07	64,563	448,439	835,815	222%

Reserve replacement rate (RRR) for a period is calculated by dividing the sum of total reserve extensions, discoveries and other additions, revisions and purchases (i.e. acquisitions) by production for the same period. The proved reserves attributable to the Forest assets were excluded from the calculation in 2006 to reflect more accurately Mariner's ongoing operational performance.

		3-yr Rolling RRR
3-yr Revisions	35,586	
3-yr Extensions, discoveries and other additions	150,372	
3-yr Purchases of reserves in place	93,923	
3-yr Production	(100,041)	
2003-2005		280%
3-yr Revisions	27,315	
3-yr Extensions, discoveries and other additions	223,043	
3-yr Purchases of reserves in place (less FST Acquisition)	114,923	
3-yr Production	(147,182)	
2004-2006		248%
3-yr Revisions	36,667	
3-yr Extensions, discoveries and other additions	270,935	
3-yr Purchases of reserves in place	(211,331)	
3-yr Production	(209,885)	
2005-2007		247%

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103 Calculation of Reserve Replacement Cost Reserve replacement cost (RRC) is calculated by dividing development, exploitation, exploration and acquisition capital expenditures, reduced by proceeds of divestitures, for the period by net estimated proved reserve additions for the period from all sources, including acquisitions and divestitures. Our calculation of reserve replacement cost includes costs and reserve additions related to the purchase of proved reserves. The methods we use to calculate our reserve replacement cost may differ significantly from methods used by other companies to compute similar measures. As a result, our reserve replacement cost may not be comparable to similar measures provided by other companies. We believe that providing a measure of reserve replacement cost is useful in evaluating the cost, on a per-Mcfe basis, to add proved reserves. However, this measure is provided in addition to, and not as an alternative for, and should be read in conjunction with, the information contained in our financial statements prepared in accordance with generally accepted accounting principles. Due to various factors, including timing differences in the addition of proved reserves and the related costs to develop those reserves, reserve replacement costs do not necessarily reflect precisely the costs associated with particular reserves. As a result of various factors that could materially affect the timing and amounts of future increases in reserves and the timing and amounts of future costs, we cannot assure you that our future reserve replacement costs will not differ materially from those presented.